UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012 (May 31, 2012)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 — TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2012, a subsidiary of Arkansas Best Corporation (Nasdaq: ABFS) (the “Company”) notified SunTrust Robinson Humphrey, Inc., as Agent (the “Agent”), of the Company’s intention to terminate the $75.0 million Receivables Loan Agreement dated as of December 30, 2009 (as amended, supplemented or otherwise modified from time to time) among ABF Freight Funding LLC, the Borrower, ABF Freight System, Inc., as initial Servicer, SunTrust Bank and the Agent (“the Agreement”). The Company will pay no penalties to terminate the Agreement prior to the Agreement’s February 18, 2013 maturity date. There were no borrowings made during the term of the Agreement and no outstanding borrowings under the Agreement on the date the Company delivered the notice of termination to the Agent. The effective date of the termination of the Agreement will be June 15, 2012, at which time the Company expects to have in place a replacement facility with substantially comparable terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	June 6, 2012	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary